SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2002

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

16 Church Street
Hamilton HM11, Bermuda		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

(441) 295-2185

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On the recommendation of the Audit Committee, the Board of Directors of ESG Re Limited has approved the engagement of BDO International (“BDO”) as the Company’s independent auditors.  We expect this engagement to become effective as soon as the requirements of Section 89(3A) of the Companies Act 1981 of Bermuda have been completed.  This provision requires the former auditor to supply to the proposed auditor a written explanation of the reason they believe they are being replaced within 15 days of a request.  We expect this condition to be completed no later than December 24, 2002.

During the two most recent fiscal years and in connection with the interim period ended September 30, 2002, the Company did not consult with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events envisioned by Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2002

ESG RE LIMITED

By:	/s/Margaret L. Webster
Margaret L. Webster
Chief Operating Officer, General Counsel & Secretary